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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of AmeriSteel Corporation (formerly Florida Steel Corporation) (the "Company") on Form S-8 of our report dated June 6, 1994, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 1996.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP


Tampa, Florida
June 21, 1996



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